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                                                                    EXHIBIT 10.5

               SECOND AMENDMENT TO LONG-TERM UNIT VALUE PLAN III

     This Second Amendment to Long-Term Unit Value Plan III ("Second Amendment") is entered into this 29th day of October, 1997, between Zilkha Energy Company, a
Delaware corporation (the "Company") and                ("Executive").

                                    RECITALS

     (1) The Company and Executive have previously entered into that certain Long-Term Unit Value Plan III, dated effective January 1, 1995, as amended by the First Amendment to Long-Term Unit Value Plan III, dated October 27, 1997, between the Company and Executive (the "Agreement") (the terms defined therein being used herein as therein defined unless otherwise defined herein).

     (2) The Company and Executive desire to amend the Agreement to provide for the accelerated vesting and payment of Performance Units.

                                   AGREEMENT

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and Executive hereby agree to amend the Agreement, effective for all purposes as of October 29, 1997, as follows:

     Article XI of the Agreement is hereby amended and restated in its entirety as follows:

     "XI. MISCELLANEOUS PROVISIONS

     Executive and no other person shall have any claim or right to be granted a Performance Unit under Plan III. Neither Plan III nor any action taken hereunder shall be construed as giving Executive any right to be retained in the employ of the Corporation.

     Plan III shall at all times be entirely unfunded and no provisions shall at any time be made with respect to segregating assets of the Corporation for payment of any benefits hereunder.

     SKZ may alter or amend Plan III from time to time with the approval of Executive. No amendment to Plan III may alter, impair or reduce the number of Performance Units vested hereunder without prior written consent of Executive.
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          In the event the Corporation is sold, all Performance Units shall be deemed vested and right to receive payment therefore will accelerate and payment made as soon as possible following the sale."

     Except as amended hereby, the Agreement remains in full force and effect. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

                                   ZILKHA ENERGY COMPANY



                                   By:
                                      -------------------------
                                      Selim K. Zilkha
                                      Chief Executive Officer




                                   -----------------------------
                                     Executive




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